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                                                    Exhibit 10(j)











                AMOCO FABRICS AND FIBERS COMPANY

                  SALARIED 401(k) SAVINGS PLAN


                   Effective January 1, 1996
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                AMOCO FABRICS AND FIBERS COMPANY
                  SALARIED 401(k) SAVINGS PLAN

                       TABLE OF CONTENTS


                                                                      Page
I    INTRODUCTION
           1.1   Effective Date                                         1
           1.2   Compliance with Code and ERISA                         1
           1.3   Exclusive Benefit of Participants                      1
           1.4   Limitation on Rights Created by Plan                   1
           1.5   Application of Plan's Terms                            1
           1.6   Benefits Not Guaranteed                                2

II   DEFINITIONS
           2.1   Affiliated Company                                     3
           2.2   Amoco                                                  3
           2.3   Amoco Corporation                                      3
           2.4   Applicable Compensation                                3
           2.5   Beneficiary                                            4
           2.6   Casual Employee                                        4
           2.7   Code                                                   4
           2.8   Employer                                               4
           2.9   Entry Date                                             4
           2.10  ERISA                                                  4
           2.11  Highly-Compensated Employee                            4
           2.12  Hour of Service                                        6
           2.13  Hourly Employee                                        6
           2.14  Part-Time Employee                                     6
           2.15  Participant                                            6
           2.16  Plan                                                   7
           2.17  Plan Year                                              7
           2.18  Pre-Tax Contributions                                  7
           2.19  Regular Employee                                       7
           2.20  Salaried Employee                                      7
           2.21  Spouse.                                                7
           2.22  Temporary Employee                                     7
           2.23  Trust Agreement                                        7
           2.24  Trust Fund.                                            7
           2.25  Trustee                                                7

III  PARTICIPATION
           3.1   Eligible Class.                                        9
           3.2   Participation                                         10
           3.3   End of Participation                                  10
           3.4   Reentry of Former Participant                         10

IV   PRE-TAX CONTRIBUTIONS BY PARTICIPANTS
           4.1   Pre-Tax Contributions                                 11
           4.2   Procedure for Pre-Tax Contributions                   11
           4.3   Collection of Pre-Tax Contributions                   11
           4.4   Change in Pre-Tax Contributions                       11
           4.5   401(k) Pre-Tax Contributions Limitation               12
           4.6   Maximum Amount of Participant Pre-Tax Contributions   13
           4.7   Direct Rollover Contributions                         13

V    COMPANY MATCHING CONTRIBUTIONS
           5.1   Company Matching Contributions                        15
           5.2   Time of Contribution                                  15
           5.3   Section 415 Annual Contribution Limitation            15
           5.4   Combined Benefit Limitations                          16
           5.5   Limitation on Allocation of Contributions             16
           5.6   Allocation of Earnings to Distributions of Excess
                  Contributions                                        17
           5.7   Multiple Use of Alternative Limitation                17
           5.8   No Interest in Company                                18

VI   ACCOUNTS AND CREDITS
           6.1   Establishment of Accounts                             19
           6.2   Crediting Participants' Pre-Tax Contributions         19
           6.3   Crediting Matching Contributions                      19
           6.4   Crediting Rollovers                                   19
           6.5   Charge to Accounts                                    19

VII  INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE
           7.1   Investment Funds                                      20
           7.2   Investment Directions and Transfers Among Funds       20
           7.3   Valuation of Assets                                   21
           7.4   Crediting Investment Experience                       21

VIII LOANS TO PARTICIPANTS
           8.1   Plan Administrator Shall Administer the Loan Program  23
           8.2   Availability of Loans                                 23
           8.3   Conditions of Loan                                    23
           8.4   Accounting for Loans                                  25

IX   IN-SERVICE WITHDRAWALS
           9.1   Withdrawals From Rollover Account                     26
           9.2   Withdrawals From Pre-Tax Contribution Account         26
           9.3   Order of Asset Liquidation for All Withdrawals        27

X    DISTRIBUTIONS
           10.1  Distributions                                         28
           10.2  Termination of Employment Prior to Retirement
                   or Death                                            28
           10.3  Reemployment                                          31
           10.4  $3,500 Cash-Out                                       31
           10.5  Required Distribution Date                            31
           10.6  Distribution Upon Death of a Participant              32
           10.7  Rehire Before Distribution                            33
           10.8  Waiver of 30-Day Notice                               33

XI   DIRECT ROLLOVERS
           11.1  Direct Rollover                                       34
           11.2  Definitions                                           34

XII  AMENDMENT, MERGER AND TERMINATION OF PLAN
           12.1  Amendment of Plan                                     36
           12.2  Merger of Plans                                       36
           12.3  Termination                                           36
           12.4  Effect of Termination                                 36

XIII NAMED FIDUCIARIES
           13.1  Identity of Named Fiduciaries                         38
           13.2  Responsibilities and Authority of Plan Administrator  38
           13.3  Responsibilities and Authority of Trustee             38
           13.4  Responsibilities of Amoco                             38
           13.5  Responsibilities Not Shared                           38
           13.6  Dual Fiduciary Capacity Permitted                     39
           13.7  Actions by Amoco.                                     39
           13.8  Advice                                                39

XIV  PLAN ADMINISTRATOR
           14.1  Appointment                                           40
           14.2  Notice to Trustee                                     40
           14.3  Administration of Plan.                               40
           14.4  Reporting and Disclosure                              40
           14.5  Records                                               40
           14.6  Claims Review Procedure.                              40
           14.7  Administrative Discretion; Final Authority            41

XV   PARTICIPATING EMPLOYERS
           15.1  Adoption by Other Employers                           42
           15.2  Designation of Agent                                  42
           15.3  Employee Transfers                                    42
           15.4  Discontinuance of Participation                       42
           15.5  Participating Employer Contribution for Affiliate     42

XVI  MISCELLANEOUS
           16.1  Qualified Domestic Relations Orders                   43
           16.2  Nonalienation of Benefits                             43
           16.3  Payment of Minors and Incompetents                    43
           16.4  Current Address of Payee                              43
           16.5  Disputes over Entitlement to Benefits                 44
           16.6  Payment of Benefits                                   44
           16.7  Plan Supplements                                      44
           16.8  Rules of Construction                                 44
           16.9  Text Controls                                         44
           16.10 Applicable State Law                                  45
           16.11 Plan Administration Expenses                          45
           16.12 Voting and Tendering of Amoco Stock                   45
           16.13 Action by Company                                     46

SUPPLEMENT A
     Special Rules for Top-Heavy Plans                                A-1

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                           ARTICLE I

                          INTRODUCTION


     1.1  Effective Date.  Amoco Fabrics and Fibers Company

established the Amoco Fabrics and Fibers Company Salaried 401(k)

Savings Plan ("Plan") effective as of January 1, 1996.

     1.2  Compliance with Code and ERISA.  This Plan is intended to qualify as a profit-sharing plan under Code Section 401(a) and a cash or deferred arrangement under Code Section 401(k).  It is also intended to comply with the applicable provisions of ERISA.

The Plan will be interpreted in a manner that comports with these intentions.

     1.3  Exclusive Benefit of Participants.  The Plan is for the

exclusive benefit of Participants and their Beneficiaries.

Employer and Participant contributions are made to the Trust Fund for the purpose of accumulating a fund for distribution to

Participants and their Beneficiaries in accordance with the Plan.

Except as provided in Section 5.6, no part of the Trust Fund or any distribution therefrom will be used for or diverted to

purposes other than for the exclusive benefit of Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan and Trust Fund not paid by the Employer.

     1.4  Limitation on Rights Created by Plan.  Nothing

appearing in the Plan will be construed (a) to give any person any benefit, right or interest except as expressly provided

herein, or (b) to create a contract of employment or to give any

Employee the right to continue as an Employee or to affect or modify his terms of employment in any way.

     1.5  Application of Plan's Terms.  The benefits and rights of a Participant and his Beneficiaries under the Plan will be determined in accordance with the terms of the Plan that are in effect on the date that contributions on a Participant's behalf are made or credited to his Accounts or on the date of the

Participant's retirement, death or other termination of

employment, whichever may be applicable.

     1.6  Benefits Not Guaranteed.  The Employer and the Trustee

do not guarantee the payment of benefits hereunder.  Benefits will be paid from the assets of the Trust Fund and are limited to the amount of assets therein.
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                           ARTICLE II

                           DEFINITIONS

     This article contains a number of definitions of terms used in the Plan.  Other terms are defined, explained or clarified in other articles.  This is done for convenience of plan

administration.  There is no other significance to the location of a definition.

     2.1  "Affiliated Company" means (i) any corporation (foreign or domestic) controlled by, controlling or under common control with Amoco Corporation, by ownership, direct or indirect, of more than eighty percent (80%) of the voting stock thereof, and any of their respective successors in business; (ii) a trade or business which is under common control (as defined in Code Section 414(c))

with Amoco Corporation; (iii) a corporation, partnership or other entity which, together with Amoco, is a member of an affiliated service group (as defined in Code Section 414(m)); or (iv) an organization which is required to be aggregated with Amoco

pursuant to regulations promulgated under Code Section 414(o).

     2.2  "Amoco" means Amoco Fabrics and Fibers Company, a

Delaware Corporation, or its successor.

     2.3  "Amoco Corporation" means Amoco Corporation, an Indiana

Corporation, or its successor.

     2.4  "Applicable Compensation" of a Participant means his

total salary, wages and commissions; overtime; shift

differentials; bonuses, including bonuses in the form of premium pay for services rendered outside of normal working hours or conditions; and variable incentive payments, paid to him for services rendered to an Employer, before reduction for any pre-

tax contributions he elected under section 4.1 and any Code

Section 125 cafeteria plan, but excluding any compensation for any year in excess of $150,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that

year).

     2.5  "Beneficiary" means a person or persons (natural or

otherwise) designated by a Participant in accordance with Section

10.6 (b) to receive any death benefit payable under this Plan, or if there is no such designation, the person (natural or otherwise entitled) to receive any death benefit in accordance with Section

10.6 (c).

     2.6  "Casual Employee" means a person who is employed for

work which is irregular or occasional in nature, and who works the schedule of hours (either daily or weekly) in effect at the place of employment for employees regularly assigned to the same or similar work.

     2.7  "Code" means the Internal Revenue Code of 1986, as

amended from time to time, or any successor statute enacted in its place.

     2.8  "Employer" means Amoco or any successor organization,

and any other entity of Amoco that adopts the Plan for its

Employees with the consent of Amoco in accordance with Section

15.  The term "Employer" may refer to each Employer individually or to all the Employers collectively, as the context may require.

     2.9  "Entry Date" means the date an Employee is eligible to participate in the Plan pursuant to Section 3.2 and Section 3.4.

     2.10 "ERISA" means the Employee Retirement Income Security

Act of 1974, as amended from time to time, or any successor

statute enacted in its place.

     2.11 "Highly-Compensated Employee" means any present or

former employee who, during the current or immediately preceding plan year:

                    (a)  was a five percent (5%) owner of the

               company at any time during the "determination

               year" or "look-back year";

                    (b)  received annual compensation from a

               participating Employer of more than $75,000 during

               the "look-back year" (or such greater amount as

               may be determined by the Commissioner of Internal

               Revenue for that year);

                    (c)  received annual compensation during the

               "look-back year" from a participating Employer of

               more than $50,000 (or such greater amount as may

               be determined by the Commissioner of Internal

               Revenue for that year) and was in the top-paid

               twenty percent (20%) of the employees; or

                    (d)  was an officer of a participating

               Employer during the "look-back year" receiving

               annual compensation greater than fifty percent

               (50%) of the limitation in effect under Section

               415(b)(1)(A) of the Internal Revenue Code;

               provided, that for purposes of this subparagraph

               (d), no more than 50 employees of the company (or

               if lesser, the greater of 3 employees or ten

               percent (10%) of the employees) shall be treated

               as officers.

For purposes of subsection 2.11, 4.5 and 5.5, an employee's

compensation means his total cash compensation for services

rendered to a participating Employer as an employee, determined in accordance with Section 415(c)(3) of the Internal Revenue Code and the regulations thereunder, but including Pre-Tax

Contributions he had elected under subsection 4.1 and any Code

Section 125 cafeteria plan.

     The term highly-compensated employee also includes employees who are both described in the preceding sentence if the term

"determination year" is substituted for the term "look-back year"

and the employee is one of the 100 employees who received the most compensation from a participating Employer during the

determination year.  The "look-back year" shall be the calendar year ending with or within the Plan Year for which testing is being performed, and the "determination year" (if applicable)

shall be the period of time, if any, which extends beyond the

"look-back year" and ends on the last day of the Plan Year for which testing is being performed (the "lag period").  If the "lag period" is less than twelve months long, the dollar threshold amounts specified in this section shall be prorated based upon the number of months in the "lag period".

     If an employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former employee or a highly-compensated employee who is one of the 10 most highly-compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member and the five percent (5%) owner or top-10

highly-compensated employee shall be aggregated.  In such case,

the family member and five percent (5%) owner or top-10 highly-

compensated employee shall be treated as a single employee

receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or top-10 highly-

compensated employee.  For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

     2.12 "Hour of Service," for purposes of determining an

Employee's eligibility to participate under Section 3.2 and Year of Vesting Service under Section 10.2 (b), means any hour for which an Employee is compensated by an Employer, directly or indirectly, or is entitled to compensation from an Employer for the performance of duties and for reasons other than the

performance of duties, and each previously uncredited hour for which back pay has been awarded or agreed to by an Employer,

irrespective of mitigation of damages.  Hours of Service shall be credited to the period for which duties are performed (or for which payment is made if no duties were performed), except that

Hours of Service for which back pay is awarded or agreed to by an

Employer shall be credited to the period to which the back pay award or agreement pertains.  The rules for crediting Hours of

Service set forth in paragraphs (b) and (c) of Section 2530.200b-

2 of Department of Labor regulations are incorporated by

reference.  References in this section to an Employer shall

include any affiliated or related corporation which is a

controlled group member as defined in the Code.

     2.13 "Hourly Employee" means a person who is compensated on the basis of an hourly rate or rates of pay.

     2.14 "Part-Time Employee" means a person who is employed for work which is irregular or occasional in nature and who works less than the schedule of hours (either daily or weekly) in

effect at the place of employment for employees regularly

assigned to the same or similar work.

     2.15 "Participant" means an Employee or former Employee

whose participation in the Plan has begun and has not yet ended.

     2.16 "Plan" means the Amoco Fabrics and Fibers Company

Employee Savings Plan, as set forth in this Plan document, and as it may be amended from time to time.

     2.17 "Plan Year" means the 12-month period beginning on

January 1 and ending on the next following December 31.

     2.18 "Pre-Tax Contributions" means contributions by an

Employer on behalf of a Participant in the amount equal to the amount such Participant elects, in writing filed with his

Employer, which reduces his compensation subject to federal

income taxation.

     2.19 "Regular Employee" means a person who is assigned to a position which requires full-time service as determined by his

Employer, which is established to fill regular and ordinary

employment requirements, and which is expected to continue for an indefinite period of time.

     2.20 "Salaried Employee" means a person who is principally compensated on the basis of a monthly or annual rate of pay.

     2.21 "Spouse" means the person to whom a Participant is

lawfully married (under the law of the state in which the

Participant resides).

     2.22 "Temporary Employee" means a person who is assigned to a position which requires full-time service as determined by his

Employer, which is established due to an unusual circumstance,

and which will continue for a specific period of time or until the occurrence of a specified event such as the return to work of a regular employee or the completion of a special assignment or project.

     2.23 "Trust Agreement" means the instrument executed by

Amoco and the Trustee, as amended from time to time, fixing the rights and responsibilities of each party with respect to the holding, investment and administration of the Trust Fund.

     2.24 "Trust Fund" means the property held by the Trustee for the purposes of the Plan.

     2.25 "Trustee" means the person, individual or corporation,

serving as sole trustee, or the persons serving as co-trustees,

at any time under the terms of the Trust Agreement.  Copies of the Plan and Trust Agreement, and any amendments thereto, will be on file at Amoco Corporation at 200 East Randolph Drive, Chicago,

Illinois 60601, where they may be examined by any participant or other person entitled to benefits under the Plan.  The provisions of and benefits under the Plan are subject to the terms and

provisions of the Trust Agreement.
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                          ARTICLE III

                         PARTICIPATION


     3.1  Eligible Class.  Each Salaried Employee employed by a participating Employer is in the eligible class, except the

following:

     (a) Salaried Employees included in a unit of Employees

covered by a collective bargaining agreement between the employer and Employee representatives, if retirement benefits were the subject of good faith bargaining and if two percent or less of the employees who are covered pursuant to that agreement are professionals as defined in section 1.410(b)-9 of the Internal

Revenue Service regulations.  For this purpose, the term

"Employee representatives" does not include any organization more than half of whose members are Employees who are owners,

officers, or executives of the employer.

     (b) Salaried Employees who are nonresident aliens (within

the meaning of Code Section 7701(b)(1)(B)) and who receive no earned income (within the meaning of Code Section 911(d)(2)) from the employer which constitutes income from sources within the

United States (within the meaning of Code Section 861(a)(3)).

     (c) Salaried Employees who are leased employees (as defined below).  A "leased employee" means any person who is not an

employee of a participating Employer, but who has provided

services to a participating Employer of a type which have historically

(within the business field of a participating Employer) been provided by employees, on a substantially full-time basis for a period of at least one year, pursuant to an agreement between a participating Employer and a leasing organization.  The period during which a leased employee performs services for a

participating Employer shall be taken into account for purposes of subsection 3.2 and 10.2 of the Plan if such leased employee becomes an employee of a participating Employer; unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-

integrated employer contribution rate of at least ten percent

(10%) of compensation, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than twenty percent (20%) of a participating

Employer's nonhighly compensated workforce.

     3.2  Participation.  Participation in the Plan is voluntary and no Salaried Employee will be required to participate.

Subject to the conditions and limitations of the Plan, each

Salaried Employee in the Eligible Class who is employed on

January 1, 1996, is eligible to participate immediately.  Each

Salaried Employee in the Eligible Class hired after January 1,

1996, will be eligible to participate as follows.  A Regular or

Temporary Employee in the Eligible Class will be eligible to participate starting as soon as administratively practicable after the first day his employment commences with his Employer.

A Casual or Part-Time Employee in the Eligible Class will be eligible to participate as soon as administratively practicable after the first day of his payroll cycle starting immediately after he is credited with 1,000 Hours of Service within the fiscal year commencing with his date of hire or, if he fails to meet that requirement, as soon as administratively practicable after the first day of his payroll cycle starting immediately after he is credited with 1,000 Hours of Service within any succeeding Plan Year.

     3.3  End of Participation.  A Participant's active

participation in the Plan will end upon the termination of his service as a Salaried Employee in the Eligible Class for any reason.  A Participant's participation in the Plan will end when he has no further interest under the Plan.

     3.4  Reentry of Former Participant.  A former Participant

who terminates his service with his Employer and who returns to service as a Salaried Employee in the Eligible Class will become an active Participant on his date of rehire and will be eligible to make Pre-Tax Contributions starting on the first date of his payroll cycle, of the calendar month, starting immediately on or after his date of rehire.
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                         ARTICLE IV

               PRE-TAX CONTRIBUTIONS BY PARTICIPANTS


     4.1  Pre-Tax Contributions.  Under the terms stated below,

and subject to any limitations contained in the Plan, a

Participant may elect to make Pre-Tax Contributions to the Plan in integral percentages of his Applicable Compensation from a minimum of one percent to a maximum of sixteen percent (16%).

     4.2  Procedure for Pre-Tax Contributions.  A Participant who

wishes to make Pre-Tax Contributions must notify the Plan

Administrator and specify the amount of his Pre-Tax Contributions and provide such other information as the Plan Administrator may require.  A Participant will be given the opportunity to elect

Pre-Tax Contributions beginning on the first date when he is eligible to participate in the Plan pursuant to Article III.  His

Pre-Tax Contributions will begin on such date provided he gives the Plan Administrator advance notice in the manner prescribed by the Plan Administrator by the date required by the Plan

Administrator.  If the Participant declines to make Pre-Tax

Contributions initially, he may elect to begin making Pre-Tax

Contributions as of the first day of any of his subsequent

payroll cycles, of the applicable calendar month, provided he notifies the Plan Administrator by the date required by the Plan

Administrator.

     4.3  Collection of Pre-Tax Contributions.  The Employer will collect Participants' Pre-Tax Contributions using payroll

procedures.  A Participant's Pre-Tax Contributions shall be

deducted by his Employer from his compensation at the time of payment of such compensation.  Amounts so deducted (or by which a

Participant's compensation has been so reduced) for any

accounting period under the Plan shall be paid to the trustee as soon as practicable thereafter, but no later than thirty days after the accounting date which ends that accounting period.

     4.4  Change in Pre-Tax Contributions.

          (a)  Increase or Reduction.  A Participant making Pre-

Tax Contributions may increase or reduce the rate of his Pre-Tax

Contributions to any higher or lower rate he elects (subject to the limitations stated in Section 4.1) by notifying the Plan

Administrator once a calendar month.  The new rate will become effective with his first payroll cycle of the applicable calendar month after the Plan Administrator has been notified.

          (b)  Suspension.  A Participant may suspend his Pre-Tax

Contributions by notifying the Plan Administrator.  The

suspension of Pre-Tax Contributions will become effective with his first payroll cycle of the applicable calendar month after notifying the Plan Administrator.

          (c)  Resumption.  A Participant who suspended his Pre-

Tax Contributions may resume such contributions on the first day of

his payroll cycle of the applicable calendar month after

notifying the Plan Administrator by the date required by the Plan

Administrator.

          (d)  Plan Administrator Rules.  The Plan Administrator

may establish such rules and procedures for Pre-Tax Contributions as the Plan Administrator deems necessary for the efficient

administration of the Plan.

     4.5  401(k) Pre-Tax Contributions Limitation.

Notwithstanding the foregoing provisions of this Section 4, in no event shall the average deferral percentage (as defined below)

for any Plan Year of the highly compensated employees who are

Plan Participants exceed the greater of:

                    (a)  the average deferral percentage of all

               other Participants for such Plan Year multiplied

               by 1.25; or

                    (b)  the average deferral percentage of all

               other Participants for such Plan Year multiplied

               by 2.0; provided that the average deferral

               percentage of such highly compensated employees

               does not exceed that of all other Participants by

               more than 2 percentage points.

The "average deferral percentage" of a group of Participants for a Plan Year means the average of the ratios (determined

separately for each Participant in such group to the nearest one-

hundredth of one percent) of: (i) the Pre-Tax Contributions made by such

Participant for such Plan Year; to (ii) the Participant's

compensation (as defined in subsection 2.11) for such Plan Year.

For purposes of this subsection 4.5, a Participant means any employee who is eligible to make contributions under the Plan.

The Pre-Tax Contributions made by the highly compensated

employees will be reduced (in the order of their contribution percentages beginning with the highest percentage) to the extent necessary to meet the requirements of this subsection 4.5.  If,

because of the foregoing limitations, a portion of the Pre-Tax

Contributions made by a highly compensated employee may not be credited to his account for a Plan Year, such portion (and the earnings thereon) shall be distributed to such employee within two and one-half months after the end of that Plan Year.

     4.6  Maximum Amount of Participant Pre-Tax Contributions.

In no event shall the amount of Pre-Tax Contributions by a

Participant for any calendar year exceed $9,500 (or such greater amount as may be determined by the Commissioner of Internal

Revenue for that calendar year).  If, because of the foregoing limitation, a portion of the Pre-Tax Contributions made by a

Participant may not be credited to his account for a calendar year, such portion (and the earnings thereon) shall be

distributed to the Participant by April 15 of the following

calendar year.

     4.7  Direct Rollover Contributions.

          (a)  With the approval of the Plan Administrator, a

Salaried Employee may make a direct rollover ("Rollover

Contribution") to the Plan in cash in an amount which constitutes all or part of an "Eligible Rollover Distribution" (as defined in

Section 401(a)(31)(C) of the Code) from a qualified defined

benefit and/or defined contribution plan (except a "Keogh" plan and/or an Individual Retirement Account) as defined in the Code.

However, a direct rollover to this Plan of accumulated deductible employee contributions made under another plan will not be

permitted, and a direct or indirect transfer to this Plan from another qualified plan will not be permitted if such transfer would subject this Plan to the qualified joint and survivor rules of Code Section 401(a)(11).

          (b)  The Employer, the Plan Administrator and the

Trustee have no responsibility for determining the propriety of,

proper amount or time of, or status as a tax-free transaction of,

any transfer under subsection (a) above.

          (c) The Plan Administrator shall develop such

procedures, and may require such information from an the

individual who is requesting to make a direct rollover to the

Plan, as necessary or desirable in order to determine that the proposed rollover will meet the requirements of this Section 4.7.

          (d)  A direct rollover will be credited to a separate

Rollover Account in the name of the Participant making such

Rollover Contribution.  Such account shall be 100% vested in the

Participant.

          (e)  The Plan Administrator in its discretion may

direct the return to the Participant of any Rollover Contribution to the extent the Plan Administrator determines that such return may be necessary to insure the continued qualification of this

Plan under Section 401(a) of the Code or that the holding of such

Rollover Contributions would be administratively burdensome.
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                            ARTICLE V

                  COMPANY MATCHING CONTRIBUTIONS


     5.1  Company Matching Contributions.  For each Plan Year the

Employer will make a matching contribution ("Company Matching

Contributions") on behalf of each Participant who makes Pre-Tax

Contributions during such Plan Year in accordance with the

following schedule.  For each Plan Year the Company Matching

Contributions made on behalf of each Participant will equal fifty percent (50%) of the sum of such Participant's Pre-Tax

Contributions which are equal to or less than six percent  (6%)

of such Participant's Applicable Compensation.

     5.2  Time of Contribution.  The Employer will make Company

Matching Contributions under Section 5.1 to the Trustee in cash and will normally make such contributions as soon as practicable after each payroll cycle.  In any event, such contributions will be made, without interest, to the Trustee no later than the due date (including extensions) for filing the Employer's federal income tax return for such year.

     5.3  Section 415 Annual Contribution Limitation.

          (a) Notwithstanding anything contained herein to the

contrary, the annual additions (Pre-Tax Contributions and Company

Matching Contributions) to a Participant's Accounts for each Plan

Year (which will be the limitation year for purposes of Code

Section 415) may not exceed the lesser of (i) $30,000, as

adjusted periodically for cost-of-living changes in accordance with Code Section 415 and regulations thereunder, or (ii) twenty-

five percent (25%) of his total Code Section 415 compensation for such Plan Year.  "Code Section 415 compensation" means a

Participant's compensation for services rendered to an Employer as an employee determined in accordance with Section 415(c)(3) of the Code and the regulations thereunder.

          (b)  Annual additions to a Participant's Account for

any Plan Year means the sum of the annual additions (as defined in Code Section 415(c)(2)) under all qualified defined

contribution plans maintained by Amoco or any Affiliated Company.

          (c)  If the foregoing limit is applicable to a

Participant for a Plan Year, the Plan Administrator shall reduce the annual additions to such Participants' Accounts by returning contributions in the following order of priority:

               (i)  the Pre-Tax Contributions made on behalf of

the Participant under this Plan; and

               (ii) the Company Matching Contributions made on

behalf of the Participant under this Plan.

     5.4  Combined Benefit Limitations.  If a Participant in this

Plan also is a Participant in a defined benefit plan maintained by Amoco or a member of Amoco Corporation's controlled group of corporations, the aggregate benefits payable to, or on account of, him under both plans will be determined in a manner consistent with Section 415 of the Code and Section 1106 of the Tax Reform

Act of 1986.  Accordingly, there will be determined with respect to the Participant a defined contribution plan fraction and a defined benefit plan fraction in accordance with said Sections

415 and 1106.  The benefits provided for the Participant under the defined benefit plan will be adjusted to the extent necessary so that the sum of such fractions determined with respect to the

Participant does not exceed 1.0.

     5.5  Limitation on Allocation of Contributions.

Notwithstanding the foregoing provisions of this Section 5, in no event shall the contribution percentage (as defined below) of the highly compensate employees who are Plan Participants for any

Plan Year exceed the greater of:

                    (a)  the contribution percentage of all other

               Participants for such Plan Year multiplied by

               1.25; or

                    (b)  the contribution percentage of all other

               Participants for such Plan Year multiplied by 2.0;

               provided that the contribution percentage of the

               highly compensate employees does not exceed that

               of all other Participants by more than 2

               percentage points.

The "contribution percentage" of a group of Participants for a

Plan Year means the average of the ratios (determined separately for each Participant in such group) of:  (i) the sum of company matching contributions for such Plan Year; to (ii) the

Participant's compensation (as defined in subsection 2.4) for such Plan Year.  For purposes of this subsection 5.5, a

Participant means any employee who is eligible to receive company matching contributions.  The company matching contributions

allocated to the highly compensated employees will be reduced (in the order of their contribution percentages beginning with the highest percentage) to the extent necessary to meet the

requirements of this subsection.  If, because of the foregoing limitations, a portion of the matching contributions allocated to a highly compensated employee may not be credited to his account for a Plan Year, such portion (and the earnings thereon) shall be distributed to such employee within two and one-half months after the end of that Plan Year.

     5.6  Allocation of Earnings to Distributions of Excess

Contributions.  The earnings allocable to distributions of Pre-

Tax Contributions exceeding the limits of subsection 4.5 and Pre-

Tax Contributions exceeding the limits of subsection 4.6 shall be determined by multiplying the earnings attributable to the

Participant's Pre-Tax Contributions for the year by a fraction,

the numerator of which is the applicable excess amount, and the denominator of which is the balance in the appropriate account of the Participant on the last day of such year reduced by gains (or increased by losses) attributable to such account for the year.

The earnings as so determined shall be increased by ten percent

(10%) thereof for each month (or portion thereof in excess of 15 days) between the end of the year and the date of distribution.

     5.7  Multiple Use of Alternative Limitation.  In accordance with Treasury regulation 1.401(m)-2(c), multiple use of the

alternative limitation which occurs as a result of testing under the limitations described in subsections 4.5 and 5.5 will be corrected in the manner described in Treasury Regulation 1.401(m)-

1(e).  The term "alternative limitation" as used above means the alternative methods of compliance with Sections 401(k) and 401(m)

of the Code contained in Sections 401(k)(3)(A)(ii)(II) and

401(m)(2)(A)(ii) thereof, respectively.

     5.8  No Interest in Company.  A Participating Employer shall have no right, title or interest in the trust fund, nor shall any part of the trust fund revert or be repaid to a Participating

Employer, directly or indirectly, unless:

                    (a)  the Internal Revenue Service initially

               determines that the Plan does not meet the

               requirements of Section 401(a) of the Code, in

               which event the contributions made to the Plan by

               a Participating Employer shall be returned to it

               within one year after such adverse determination;

                    (b)  a contribution is made by a

               Participating Employer by mistake of fact and such

               contribution is returned to the Participating

               Employer within one year after payment to the

               trustee; or

                    (c)  a contribution conditioned on the

               deductibility thereof is disallowed as an expense

               for federal income tax purposes and such

               contribution (to the extent disallowed) is

               returned to a Participating Employer within one

               year after the disallowance of the deduction.

Contributions may be returned to a Participating Employer

pursuant to the subparagraph (a) above only if they are

conditioned upon initial qualification of the Plan, and an

application for determination was made by the time prescribed by law for filing Amoco's Federal income tax return for the taxable year in which the Plan was adopted (or such later date as the

Secretary of the Treasury may prescribe).  The amount of any contribution that may be returned to a Participating Employer pursuant to subparagraph (b) or (c) above must be reduced by any portion thereof previously distributed from the trust fund and by any losses of the trust fund allocable thereto, and in no event may the return of such contribution cause any Participant's

account balances to be less than the amount of such balances had the contribution not been made under the Plan.

                           ARTICLE VI

                      ACCOUNTS AND CREDITS


     6.1  Establishment of Accounts.  The Plan Administrator will establish and maintain in the name of each Participant such of the following accounts as are appropriate for the Participant:

          (a)  Pre-Tax Contribution Account;

          (b)  Company Contribution Account; and

          (c)  Rollover Account.

Credit and charges to such Accounts will be made as provided in the Plan.  A Participant is 100% vested in his Pre-Tax

Contributions Account and Rollover Account at all times.

     6.2  Crediting Participants' Pre-Tax Contributions.  Pre-Tax

Contributions made by a Participant for a payroll cycle will be credited to such Participant's Accounts as of the Valuation Date

(as defined in Section 7.3) (as soon as practicable) immediately following receipt thereof by the Trustee.

     6.3  Crediting Matching Contributions.  Company Matching

Contributions made pursuant to Section 5.1 for a payroll cycle will be credited to the Company Contribution Account of those

Participants entitled to a Company Matching Contribution for such payroll cycle as of the Valuation Date (as soon as practicable)

immediately following receipt thereof by the Trustee.

     6.4  Crediting Rollovers.  Rollovers will be credited to the

Participant's Rollover Account as of the Valuation Date (as soon as practicable) immediately following receipt thereof by the

Trustee.

     6.5  Charge to Accounts.  Any amount distributed, paid or

withdrawn from an Account will be charged against such Account as of the Valuation Date on which the distribution, payment or

withdrawal occurs.

                            ARTICLE VII

         INVESTMENT FUNDS AND CREDITING INVESTMENT EXPERIENCE


     7.1  Investment Funds.  The Trustee will separate the Trust

Fund into four Investment Funds as follows:

          (a)  Amoco Stock Fund

          (b)  Money Market Fund

          (c)  Equity Index Fund

          (d)  Balanced Fund

     The Plan Administrator will maintain records which reflect the portion of each Account of a Participant that is invested in each separate Investment Fund.  The existence of such records and of Participants' Accounts will not be deemed to give any person any right, title or interest in or to any specific assets or part of the Trust Fund or any separate Investment Fund.

     7.2  Investment Directions and Transfers Among Funds.

          (a)  Investment of Accounts.  Each Participant may

direct the separate Investment Fund or Funds in which his

Accounts will be invested.  Once a calendar month, a Participant may direct investment of his Pre-Tax Contributions to his Account entirely in one Investment Fund or in a combination of two or more of the Investment Funds, provided that combinations must be specified in five percent (5%) increments and the total

combinations must equal 100%.  Company Matching Contributions will be invested initially in the Amoco Stock Fund.

          In addition, once a calendar month the Participant may

direct transfers among the Investment Funds, so that his Accounts are invested entirely in one Investment Fund or in a combination of two or more of the Investment Funds, provided that

combinations must be specified in five percent (5%) increments and the total combinations must equal 100%.

          The Participant's change in investment direction or

transfer of assets among Investment Funds shall be effective the first day of the first full payroll cycle following the election.

          The Participant will have sole responsibility for the

investment of his Accounts and for transfers among the available

Investment Funds, and no named fiduciary or other person will have any liability for any loss or diminution in value resulting from the Participant's exercise of such investment

responsibility.  It is intended that Section 404(c) of ERISA will apply to a Participant's exercise of investment responsibilities under this subsection.

          (b)  Manner and Time of Giving Directions.  A

Participant's initial directions governing the investment of his

Pre-Tax Contribution Account and Rollover Account must be made by notifying the Plan Administrator and must be in five percent (5%)

increments. A Participant may change the investment of future contributions to his Accounts or direct transfers among the

Investment Funds in five percent (5%) increments once a calendar month by contacting the Plan Administrator in accordance with uniform rules.  If a Participant does not give complete

directions to the Plan Administrator, his Pre-Tax Contributions

or Rollover Contribution will be invested pro rata (rounded to the applicable five percent (5%) increment) in the Investment

Funds as directed in the incomplete directions.  If no directions are given, all contributions will be invested in the Money Market

Fund.

     7.3  Valuation of Assets.  As of the last business day of

each calendar month and at any other date ("Valuation Date") that the Plan Administrator may direct, the Trustee will determine the fair market value of the assets in each separate Investment Fund of the Trust Fund, relying upon such evidence of valuation as the

Trustee deems appropriate.

     7.4  Crediting Investment Experience.  As of each Valuation

Date (before crediting any contributions or making any investment transfers as of such date), Investment Fund management expenses not paid directly by the Employer, investment income and gains and losses in asset values in each separate Investment Fund since the preceding Valuation Date will be credited or charged to

Participants' Accounts invested in such fund.  The allocation of

Investment Fund management expenses and investment results will be in proportion to the adjusted account balances in such fund as of each Valuation Date.  The adjusted account balance of an

Account invested in a separate Investment Fund is the amount in such Account as of the close of business on the preceding Valuation

Date, increased by any Pre-Tax Contributions, Company Matching

Contributions and loan repayments credited to such Account as of the current Valuation Date under Article VI and Article VIII,

decreased by any withdrawals, transfers or distributions from such Account since the preceding Valuation Date, and increased or decreased in accordance with uniform rules established by the

Plan Administrator to allocate equitable expenses and investment results.

                          ARTICLE VIII

                      LOANS TO PARTICIPANTS


     8.1  Plan Administrator Shall Administer the Loan Program.

The Plan Administrator shall administer the loan program in

accordance with the provisions of Article VIII, in a uniform and nondiscriminatory manner.

     8.2  Availability of Loans.  Upon application by a

Participant who is an active Employee, the Plan Administrator may direct the Trustee to make a loan (in increments of $50) to the

Participant from his Accounts.

          A Participant may make two loans during a

calendar year.  However, he may not have more than two

outstanding loans.  Also, a Participant will not be permitted to make a loan if he previously defaulted on a Plan loan within the preceding 36 months.

     8.3  Conditions of Loan.

          (a)  Maximum Amount.  The loan shall not exceed the

lesser of (A) $50,000 reduced by the highest outstanding loan balance during the one-year period ending on the day before the

Valuation Date the current loan is made or (B) 50% of the market value of the Participant's non-forfeitable accrued benefit on the

Valuation Date the loan request from the Participant is processed by the Plan Administrator.

          (b)  Minimum Amount.  The minimum loan shall be $500.

          (c)  Repayment Period.  The term of the loan shall not

be less than 6 months and not more than 54 months in increments of 6 months.  The payment of interest and principal shall be amortized in level payments not less frequently than quarterly.

          (d)  Interest Rate.  The interest rate shall equal the

prime rate, as published in the Wall Street Journal, in effect on the next-to-last business day of the month immediately before the month in which the loan request is received by the Plan

Administrator and will be fixed for the term of the loan.

          (e)  Participant Fees.  Reasonable fees may be charged

to the borrower for making and administering the loan.  Effective

January 1, 1996 this fee shall be $40.

          (f)  Security for Repayment.  Each loan hereunder will

be a Participant-directed investment for the benefit of the

Participant requesting such loan; accordingly, any default in the repayment of principal or interest of any loan hereunder will reduce the amount available for distribution to such Participant

(or his Beneficiary).  Any loan hereunder will be effectively and adequately secured by fifty percent (50%) of the non-forfeited accrued benefit in the Participant's Accounts.

          (g)  Repayment.  Each Participant who requests a loan

from his Accounts will execute an agreement to repay the

principal and interest of the loan through payroll withholding from his compensation.  The Plan Administrator may establish back-

up repayment procedures for Participants on an "authorized leave of absence."  Any loan hereunder may be prepaid in full by certified or cashier's check at any time after six months since the first repayment by payroll without penalty.  If the automatic payroll arrangement lapses by the Participant's termination of employment for any reason or is canceled, and a new arrangement is not in place before the next payment is due the loan shall be in default and the entire unpaid principal and interest of any loan then outstanding to such Participant will become immediately due and payable.

          (h)  Action Upon Default.  If a Participant defaults on

any payment of interest or principal on a loan hereunder or

defaults upon any other obligation relating to such loan, the

Plan Administrator shall immediately request payment of principal and interest on the loan, and if not paid within the time

specified in the request for payment, the amount of the loan will be deemed distributed to him.  If the default is by reason of termination of employment, and the Participant refuses to pay the entire outstanding principal and interest on the loan in full within 90 days of the default, the loan will be deemed

distributed to him.  However, no foreclosure on the Participant's loan or attachment of the Participant's Account balances will occur until a distributable event occurs in the Plan.

          (i)  Distribution to Participant With Loan.  In the

case of any Participant who terminates employment with a loan outstanding hereunder, the amount available for distribution to such Participant (or his Beneficiary) will consist of the portion of his Accounts invested in the Investment Funds of the Trust

Fund.  In the case of a Participant dying with an outstanding loan, such loan will be deemed distributed to his estate upon his death.

     8.4  Accounting for Loans.

          (a)  Source of Loan.  The Plan Administrator shall

liquidate the Participant's Accounts in the following order to make a loan to him:

               Participant Accounts.

               (1)  Pre-Tax Contribution Account

               (2)  Rollover Account

               (3)  Company Contribution Account

The Plan Administrator shall also liquidate the Participant's

Investment Funds pro rata.

          (b) Loan Investment Account.  The Plan Administrator

will establish and maintain a loan investment account for each borrowing Participant.  The unpaid principal and accrued but unpaid interest on the loan to a Participant will be reflected for plan accounting purposes in the Participant's loan account.

Repayments of principal by the Participant will reduce the Participant's loan account balance and will be credited to the Participant's other Accounts in the following order:

               Participant Accounts.

               (1)  Company Contribution Account

               (2)  Rollover Account

               (3)  Pre-Tax Contribution Account

Repayments will be invested in the Investment Funds according to a Participant's current investment election.

                         ARTICLE IX

                      IN-SERVICE WITHDRAWALS

     9.1  Withdrawals From Rollover Account.  A Participant may

withdraw in cash any portion of his accrued benefit in his

Rollover Account once during a calendar year. Notwithstanding the foregoing, the minimum amount a Participant may withdraw is $300.

     9.2  Withdrawals From Pre-Tax Contribution Account.  A

Participant may withdraw in cash from his Pre-Tax Contribution

Account once every calendar year the amount necessary to meet one of the following immediate and heavy financial needs:

                    1.   Medical expenses described in Code

               Section 213(d) previously incurred by the

               Participant, his spouse, or any of his dependents

               (as defined in Code Section 152) or necessary for

               these persons to obtain medical care described in

               Code Section 213(d);

                    2.   The purchase (excluding mortgage

               payments) of a principal residence for the

               Participant;

                    3.   Payment of tuition, housing, and related

               educational fees for the next 12 months of post-

               secondary education for the Participant, his

               spouse, children, or dependents;

                    4.   The need to prevent the eviction of the

               Participant from his principal residence or

               foreclosure on the mortgage of the Participant's

               principal residence; or

                    5.   Other unexpected or unusual expenses

               creating a financial need for which withdrawal is

               permitted by Code Regulation Section 1.401(k)-1.

          The amount of an immediate and heavy financial need

includes any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from a withdrawal from a Participant's Pre-Tax Contribution

Account.  Notwithstanding the foregoing, the amount withdrawn cannot include the Participant's earnings on all his Pre-Tax

Contributions.  In addition, before a Participant makes a

withdrawal from his Pre-Tax Contribution Account he must make a loan under the Plan for the maximum amount permitted and then withdraw the maximum amount permitted by the Plan from his

Rollover Account.  If a Participant makes a withdrawal from his

Pre-Tax Contribution Account he will be prohibited from making any Pre-Tax Contributions for the 12-month period commencing with the first day of his payroll cycle of the calendar month starting immediately after the distribution of such withdrawal. Finally,

notwithstanding Section 4.6, if a Participant makes a withdrawal from his Pre-Tax Account, the Code Section 402(g) limitation that applies to his Pre-Tax Contributions during

the Plan Year immediately after such withdrawal shall be reduced by the total amount of his Tax-Deferred Contributions during the year of the withdrawal.

     9.3  Order of Asset Liquidation for All Withdrawals.  The

Plan Administrator shall liquidate the Investment Funds of the

Account from which the withdrawal is being made pro rata.

                           ARTICLE X

                          DISTRIBUTIONS


     10.1 Distributions.

          (a)  Amount.  A Participant whose employment terminates

as a result of Retirement will receive the total amount in his

Accounts in a single-sum payment as soon as administratively practicable after the month such separation of service occurs.

If a Participant receives immediate distribution of his Accounts,

his Account balances will be determined as of the Valuation Date immediately preceding such distribution.  If a Participant defers payment of part or all of his Accounts, his Account balances will be determined as of the Valuation Date immediately preceding his subsequent distribution.

          (b)  Retirement Defined.  For purposes of this Plan,

"Retirement" means a Participant's termination of employment on or after his 65th birthday.  A Participant will become fully vested in his Company Contribution Account balance upon reaching his 65th birthday (normal retirement age).

          (c)  Form of Payment.  Upon a Participant's termination

of service with his Employer, a distribution of his Accounts will be paid in a single-sum payment of his entire Account balances at any time until age 65.  All distributions made pursuant to this subsection shall be made in cash, except that a Participant can elect to receive Amoco common stock in-kind.

     10.2 Termination of Employment Prior to Retirement or Death.

          (a)  If a Participant's service with an Employer

terminates prior to his attainment of age 65, he shall be 100%

vested in an amount equal to the market value of his Pre-Tax

Contribution Account and Rollover Account.  In addition, such

Participant shall acquire a vested interest in his Company

Contribution Account balance in accordance with the following vesting schedule:

           Years of
        Vesting Service
                                                       Vested
        At least              But Less Than          Percentage
                               2 years                    0%
        2 years                3 years                   25%
        3 years                4 years                   50%
        4 years                5 years                   75%
        5 years                                         100%

The benefit determined in accordance with the foregoing provision shall never be adjusted or altered in any fashion on account of any years of Vesting Service which the Participant might complete upon reemployment with an Employer, except as otherwise provided in Section 10.3.

        (b)     (i)   Vesting Service or Period of Vesting

Service.  Vesting Service means the aggregate of all years and fractions of years of an Employee's Periods of Vesting Service with an Employer and an Affiliated Company.  Fractions of years shall be expressed in terms of months.  A period of Vesting

Service shall mean a period beginning on the first day of the calendar month during which the Employee enters service (or

reenters service) and ending on the termination date (as defined below) with respect to such period, subject to the following special rules:

                      (A)  An Employee shall be deemed to enter

     service on the date he first completes an Hour of Service.

                      (B)  An Employee shall be deemed to reenter

     service on the date following a termination date when he

     again completes an Hour of Service.



                     (C)  The termination date of an Employee shall be

     the last day of the calendar month during which the earlier of the following occurs:  (i) the date he quits, is

     discharged, retires or dies, or (ii) except as provided

     below, the first anniversary of the date he is absent from service for any other reason (including, but not limited to,

     vacation, holiday, leave of absence, and layoff).  If an

     Employee, absent from service under circumstances described in (ii), quits, is discharged, retires or dies before the

     first anniversary of commencement of said absence, his

     termination date shall be the date he quits, is discharged,

     retires or dies.  An absence described in (ii) shall be

     deemed to commence with respect to an Employee on the date he is terminated as an Employee on the payroll records of

     the Employer and members of Amoco Corporation's controlled group of corporations.  An Employee shall be deemed to have continued in service (and thus not to have incurred a

     termination date) for the following periods:

                                  i)  any period for which he

             shall be required to be given credit for service

             under any laws of the United States; and

                                 ii)  any period for which he is

             on an approved "leave of absence".

                      (D)   All periods of service of an Employee

     shall be aggregated in determining his Vesting Service.

                     (E)  If an Employee shall be absent from work

     because he quits, is discharged or retires, and he reenters service before the first anniversary of the date of such

     absence, such date shall not constitute a termination date and the period of such absence shall be included as service.

                (ii)  Month of Vesting Service.  A Month of

Vesting Service means a calendar month during any part of which an Employee was credited with an Hour of Service as defined in

Section 2.12.

                (iii) Year of Vesting Service.  A Year of Vesting

Service means 12 Months of vesting service, whether or not

consecutive.

                (iv)  One-Year Break In Service.  A One-Year

Break In Service means a Period of twelve consecutive calendar months during which the Employee is not credited with one month of Vesting Service.

        (c)     Form of Payment.  A Participant whose service

terminates with his Employer will be paid a distribution of his vested Account balances in a single-sum payment as soon as

administratively practicable after the month such separation of service occurs, unless he elects to defer receipt of his

distribution until a date not later than his attainment of age

65.

   A single-sum payment made pursuant to this subsection shall be made in cash, unless the Participant elects to receive Amoco common stock in kind.

        (d)     If a Participant receives immediate distribution

of his Accounts, his Account balances will be determined as of the Valuation Date immediately preceding such distribution.  If a

Participant defers payment of his Accounts, his Account balances will be determined as of the Valuation Date immediately preceding his subsequent distribution.

        (e)     The determination of the amount to which such

terminated Participant is entitled in accordance with the

foregoing rules shall be made by the Plan Administrator.

        (f)     Any amount of a Participant's Company

Contribution Account to which he is not entitled at the time of his termination of employment shall be forfeited by him when his service terminates with his Employer.  As soon as practicable after such forfeiture occurs it shall be used to reduce Company

Matching Contributions or pay Plan administration expenses in accordance with Section 16.11.

   10.3 Reemployment.  If a terminated Participant is reemployed by an Employer, he shall again become a Participant upon

reemployment pursuant to Section 3.4.  All future Company

Matching Contributions shall be credited to his Company

Contribution Account, and his prior Period(s) of Vesting Service shall be restored for the purpose of calculating the vested

portion of such Account.  Also, the portion of his Company

Contribution Account that has been forfeited shall be restored without interest to his Company Contribution Account.

   10.4 $3,500 Cash-Out.  If the value of the nonforfeitable

portion of the Participant's Accounts does not exceed $3,500 as of the Valuation Date immediately following his termination of service for any reason, the Plan Administrator shall distribute in cash and in a single-sum payment the entire balance in his

Accounts as soon as administratively practicable.

   10.5 Required Distribution Date.  Distribution to any

Participant must be made no later than April 1 following the calendar year in which he reaches age 70-1/2 in annual payments based on such Participant's life expectancy as of the date he attained age 70-1/2 in accordance with the minimum distribution rules of Section 401(a)(9) of the Code and the regulations

promulgated thereunder.

   10.6 Distribution Upon Death of a Participant.

        (a)     In General.  If Participant dies while employed

by the Employer with a balance in any Account under the Plan, his

Beneficiary will receive 100% of the amount in his Accounts.

Such amount will be determined as of the Valuation Date

immediately preceding the date when the Plan Administrator makes such distribution.  After the Plan Administrator identifies the

Beneficiary, he shall distribute to such Beneficiary in cash, the remaining amount in the deceased Participant's Accounts as soon as administratively practicable.

        (b)     Designation of Beneficiary.  A Participant may

designate one or more Beneficiaries and may revoke or change such designation at any time.  If the Participant names two or more

Beneficiaries, distribution to them will be in such proportions as the Participant designates or, if the Participant does not so designate, in equal shares pro rata from such Participant's

Accounts.  If the Participant designates one or more

Beneficiaries and one the Beneficiaries predeceases the

Participant, then the deceased Beneficiary's share will be

distributed pro rata in accordance with the Participant's

beneficiary election as to the other Beneficiary(ies).  Any

designation of Beneficiary will be in writing on such form as the

Plan Administrator may prescribe and will be effective upon

filing with the Plan Administrator.

        Notwithstanding the preceding paragraph, the sole

Beneficiary of a married Participant will be the Participant's spouse unless the spouse consents in writing to the designation of another person as beneficiary.  The spouse's consent must acknowledge the effect of such consent and be witnessed by a notary public.

        (c)     No Designation.  Any portion of a distribution

payable upon the death of a Participant which is not disposed of by a designation of Beneficiary for any reason whatsoever will be paid to the Participant's spouse if living at his death, otherwise to the Participant's estate.

        (d)     Payment Under Prior Designation.  Amoco may

direct the Plan Administrator to make payment in accordance with a prior designation of Beneficiary (and will be fully protected in so doing) if such direction (i) is given before a later

designation is received, or (ii) is due to Amoco's inability to verify the authenticity of a later designation. Such a

distribution will discharge all liability therefor under the

Plan.

   10.7 Rehire Before Distribution.  If a former Participant is rehired by an Employer or an Affiliated Company, before

distribution of his Accounts has been made, such distribution will be deferred until his subsequent termination of employment.

   10.8 Waiver of 30-Day Notice.  If a distribution is one to which Code Section 401(a)(11) and 417 do not apply, such

distribution may commence less than 30 days after the notice required under Regulation 1.411(a)-11(c) is given, provided that:

(1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular

distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

                           ARTICLE XI

                        DIRECT ROLLOVERS


   11.1 Direct Rollover.  Notwithstanding any provision of the

Plan to the contrary that would otherwise limit a distributee's election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

   11.2 Definitions.

        (a)     "Eligible Rollover Distribution" is any

distribution provided for in this Plan of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:  any

distribution that is one of a series of substantially equal

periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee's

designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is

required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income

(determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

        (b)     "Eligible Retirement Plan" is an individual

retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the

Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code that accepts the distributee's eligible rollover distribution.

However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

        (c)     "Distributee" includes a Participant, the

Participant's surviving spouse and the Participant's spouse who is the alternate payee under a qualified domestic relations

order, as defined in section 414(p) of the Code.

        (d)     "Direct Rollover" is a payment by the Plan to the

eligible retirement plan specified by the distributee.

                          ARTICLE XII

             AMENDMENT, MERGER AND TERMINATION OF PLAN

   12.1 Amendment of Plan.  At any time and from time to time,

Amoco may amend or modify any or all of the provisions of the

Plan without the consent of any person, provided that no

amendment will reduce any Participant's nonforfeitable Account balance as of the date such amendment is adopted (or its

effective date if later) or eliminate an optional form of

benefit, and provided further that no amendment will permit any part of the Trust Fund to revert to the Employer or be used for or diverted to purposes other than for the exclusive benefit of

Participants or their Beneficiaries, except as provided in

Section 5.6.

   12.2 Merger of Plans.  A merger or consolidation with, or

transfer of assets or liabilities to, any other plan will be permitted only if the benefit each Participant would receive if such plan were terminated immediately after the merger,

consolidation or transfer is not less than the benefit he would have received if this Plan had terminated immediately before the merger, consolidation or transfer.

   12.3 Termination.  Amoco has established the Plan and is

maintaining the Plan with the bona fide expectation and intention that it will continue the Plan indefinitely, but Amoco will not be

under any obligation or liability whatsoever to maintain the Plan for any particular length of time.  Notwithstanding any other provision hereof, Amoco may terminate this Plan at any time.

There will be no liability to any Participant, Beneficiary or other person as a result of any such discontinuance or

termination.

   The Employer's failure to make contributions in any year or years will not operate to terminate the Plan in the absence of formal action by Amoco to terminate the Plan.

   12.4 Effect of Termination.  Upon complete discontinuance of contributions or termination or partial termination of the Plan,

the Pre-Tax and Rollover Accounts of affected Participants will remain nonforfeitable and their Company Contribution Account will become nonforfeitable.  After termination of the Plan, no

Employee will become a Participant and no further Pre-Tax

Contributions or Company Matching Contributions will be made hereunder on behalf of Participants.

   The Trustee will continue to hold the assets of the Trust Fund for distribution as directed by the Plan Administrator.  The Plan

Administrator directs the Trustee to disburse the Plan's assets as immediate benefit payments, to retain and disburse them in the future, or to follow any other procedure which it deems

advisable.

                          ARTICLE XIII

                         NAMED FIDUCIARIES

   13.1 Identity of Named Fiduciaries.

        (a)     Named Fiduciaries.  Amoco, the Plan

Administrator, the Trustee and any investment manager appointed by Amoco will be the named fiduciaries under the Plan and will control and manage the Plan and its assets to the extent and in the manner indicated in the Plan and in the Trust Agreement.  Any responsibility assigned to a named fiduciary will not be deemed to be a duty of a "fiduciary" (as defined in ERISA) solely

because of such assignment.

        (b)     Plan Administrator.  Amoco Corporation is the

"Plan Administrator" as defined in ERISA.

   13.2 Responsibilities and Authority of Plan Administrator.

The Plan Administrator will have the responsibilities and

authority with respect to control and management of the Plan and its assets as set forth in detail in various articles of the Plan including Article XIII.

   13.3 Responsibilities and Authority of Trustee.  The Trustee

will manage and control the assets of the Plan, except to the extent that such responsibilities are specifically assigned

hereunder or under the Trust Agreement to Amoco, or the

Participants, or are delegated to one or more investment managers by Amoco.  The responsibilities and authority of the Trustee are set forth in detail primarily in the Trust Agreement.

   13.4 Responsibilities of Amoco.  Amoco will have the

responsibilities and authority to appoint, remove and replace the

Trustee and to amend and terminate the Plan and Trust.  The

responsibilities and authority of Amoco are set forth in further detail in the various articles of the Plan and in the Trust

Agreement.

   13.5 Responsibilities Not Shared.  Except as otherwise

provided herein or required by law, each named fiduciary will have only those responsibilities that are specifically assigned to it hereunder, in the Administrative and Recordkeeping Services

Agreement, and in the Trust Agreement, and no named fiduciary will incur liability because of improper performance or

nonperformance of responsibilities assigned to another named fiduciary.

   13.6 Dual Fiduciary Capacity Permitted.  Any person or group of persons may serve in more than one fiduciary capacity.

   13.7 Actions by Amoco.  Wherever the Plan specifies that Amoco is required or permitted to take any action, such action will be taken by its board of directors, or by a duly authorized

committee thereof, or by one or more directors, officers,

employees or other persons duly authorized to do so by the board of directors.

   13.8 Advice.  A named fiduciary may employ or retain such

attorneys, accountants, investment advisors, consultants,

specialists and other persons or firms as it deems necessary or desirable to advise or assist it in the performance of its

duties.  Unless otherwise provided by law, the fiduciary will be fully protected with respect to any action taken or omitted by him or it in reliance upon any such person or firm rendered

within his or its area of expertise.

                         ARTICLE XIV

                      PLAN ADMINISTRATOR

   14.1 Appointment.  Amoco is the Plan Sponsor and retains the authority to appoint a Plan Administrator.  Any notice or

document required to be given to or filed with the Plan

Administrator will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the Plan

Administrator, in care of Amoco Corporation at 200 East Randolph

Drive, Chicago, Illinois 60601.

   14.2 Notice to Trustee.  Amoco will notify the Trustee in

writing of the appointment, and the Trustee may assume such

appointment continues in effect until written notice to the

contrary is given by Amoco.

   14.3 Administration of Plan.  The Plan Administrator and Amoco

will have all powers and authority necessary and appropriate to carry out its responsibilities as provided in the Plan.  All determinations and actions of the Plan Administrator will be conclusive and binding upon all persons, except as otherwise provided herein or by law, and except that the Plan Administrator may revoke or modify a determination or action previously made in error.  The Plan Administrator will exercise all powers and

authority given to it in a nondiscriminatory manner.

   14.4 Reporting and Disclosure.  The Plan Administrator will prepare, file, submit, distribute or make available any plan descriptions, reports, statements, forms or other information to any government agency, Employees, former Employees, or

Beneficiary as may be required by law or by the Plan.

   14.5 Records.  The Plan Administrator will record its acts and decisions, and keep all data, records, books of account and

instruments pertaining to plan administration. The Employer will supply all information required by the Plan Administrator to administer the Plan, and the Plan Administrator may rely upon the accuracy of such information.

   14.6 Claims Review Procedure.  Any request for benefits (the

"claim") by a Participant or his Beneficiary (the "claimant")

will be filed in writing with the Plan Administrator.  Within a reasonable period after receipt of a claim, the Plan

Administrator will provide written notice to any claimant whose claim has been wholly or partly denied, including:  (a) the

reasons for the denial, (b) the Plan provisions on which the denial is based, (c) any additional material or information

necessary to perfect the claim and the reasons why it is

necessary, and (d) the Plan's claims review procedure.  The

claimant will be given a full and fair review in writing within a reasonable period after notification of the denial.  The claimant may review pertinent documents and may submit issues and comments orally, in writing, or both.  The Plan Administrator will render its decision or review properly and in writing and will include specific reasons for the decision and reference to the Plan

provisions on which the decision is based.  The Participant may appeal the Plan Administrator's decision by making such appeal in writing filed with Amoco Corporation (Director, Qualified Plans - Human

Resources) within 60 days after his receipt of the Plan

Administrator's decision.

   14.7 Administrative Discretion; Final Authority.

        (a)     The Plan Administrator shall have the exclusive

discretionary authority to interpret the provisions of, and make factual determinations under, the Plan and to decide any and all matters arising hereunder, including without limitation the right to remedy possible ambiguities, inconsistencies, or omissions by general rule or particular decision; provided that all such

interpretations and decisions shall be applied in a uniform and nondiscriminatory manner to all Participants and beneficiaries who are similarly situated.  The Plan Administrator shall

determine conclusively for all parties all questions arising out of the interpretation or administration of the Plan.

        (b)     The Plan Administrator may delegate authority

with respect to certain matters, and the Plan Administrator may allocate its responsibilities among Amoco employees.

        (c)     To the extent that the Plan Administrator

properly delegates or allocates administrative powers or duties to any other individual or entity, such individual or entity shall have exclusive discretionary authority, as described in subsection 14.7(a), to exercise such powers or duties.

                         ARTICLE XV

                    PARTICIPATING EMPLOYERS

   15.1 Adoption by Other Employers.

        Notwithstanding anything herein to the contrary, with the

consent of Amoco, any other entity may adopt this Plan and all of the provisions hereof, and participate herein and be known as a participating Employer, by a properly executed Participation

Agreement evidencing said intent and will of such participating

Employer.  A Participation Agreement may contain terms and

conditions approved by Amoco that apply only to such

participating Employer and shall constitute an amendment of the

Plan.

   15.2 Designation of Agent.  Each participating Employer shall be deemed a part of this Plan; provided, however, that with

respect to all of its relations with the Trustee and Plan

Administrator for the purpose of this Plan, each participating

Employer shall be deemed to have designated irrevocably Amoco as its agent.

   15.3 Employee Transfers.  It is anticipated that an Employee may be transferred between participating Employers and non-

participating Affiliated Companies.  No such transfer shall

effect a termination of employment hereunder for purposes of

Section 10.

   15.4 Discontinuance of Participation.  Any participating

Employer shall be permitted to discontinue or revoke its

participation in the Plan with a properly executed document filed with Amoco and with the consent of Amoco.

   15.5 Participating Employer Contribution for Affiliate.  If

any participating Employer is prevented in whole or in part from making a contribution to the Trust Fund which it would otherwise have made under the Plan for any reason, then, pursuant to Code

Section 404(a)(3)(B), so much of the contribution which such participating Employer was so prevented from making may be made,

for the benefit of the participating Employees of such

participating Employer, by the other participating Employers who are members of the same affiliated group within the meaning of

Code Section 1504.

                          ARTICLE XVI

                         MISCELLANEOUS


   16.1 Qualified Domestic Relations Orders.

        (a)     A Qualified Domestic Relations Order (QDRO) is a

judgment, decree, or order which meets the requirements of Code

Section 414(p).  An alternate payee is an individual named in the

QDRO who is to receive some or all of the Participant's benefits.

        (b)     A payment to an alternate payee shall be in cash

and in a single sum.

   16.2 Nonalienation of Benefits.  No benefit, right or interest hereunder of any person will be subject to anticipation,

alienation, sale, transfer, assignment, pledge, encumbrance or charge, or to seizure, attachment or other legal, equitable or other process, or be liable for, or subject to, the debts,

liabilities or other obligations of such person, except that the

Plan Administrator may prescribe rules for the payment of

benefits in accordance with Qualified Domestic Relations Orders as defined in Section 16.1.

   16.3 Payment of Minors and Incompetents.  If the Plan

Administrator deems any person incapable of giving a binding receipt for benefit payments because of his minority, illness,

infirmity or other incapacity, it may direct payment directly for the benefit of such person, or to any person selected by Amoco to disburse it.  Such payment, to the extent thereof, will discharge all liability for such payment under the Plan.

   16.4 Current Address of Payee.  Any person entitled to

benefits is responsible for keeping Amoco informed of his current address at all times.  The Plan Administrator, the Trustee and

Amoco have no obligation to locate such person, and will be fully protected if all payments and communications are mailed to his last known address, or are withheld pending receipt of proof of his current address and proof that he is alive.  If payments are withheld and after reasonable efforts, the Plan Administrator cannot locate a former Participant (or Beneficiary) within a reasonable time, but in any event not later than four (4) years,

the amount of the Participant's Accounts shall be forfeited and shall be reapplied in such a way as to reduce succeeding Company

Matching Contributions under the Plan; provided, however, that if such former Participant (or Beneficiary) subsequently files a valid claim for benefits with the Plan Administrator or Amoco with respect to his Account balances under the Plan, his Accounts shall be restored to the value previously forfeited (and without interest) from such Accounts.

   16.5 Disputes over Entitlement to Benefits.  If two or more persons claim entitlement to payment of the same benefit

hereunder, the Plan Administrator may withhold payment of such benefit until

the dispute has been determined by a court of competent

jurisdiction or has been settled by the persons concerned.

   16.6 Payment of Benefits.  Unless he elects otherwise, a

Participant's benefit payments under the Plan will begin no later than 60 days after the close of the Plan Year in which the latest of the following dates occurs:  (a) the date he terminates

service with his Employer; (b) his 65th birthday; or (c) the tenth anniversary of the year in which he began participating in the Plan.

   16.7 Plan Supplements.  The provisions of the Plan may be

modified by supplements to the Plan.  The terms and provisions of each supplement are a part of the Plan and supersede the

provisions of the Plan to the extent necessary to eliminate

inconsistencies between the Plan and the supplement.

   16.8 Rules of Construction.

        (a)     A word or phase defined or explained in any

section or article has the same meaning throughout the Plan

unless the context indicates otherwise.

        (b)     Where the context so requires, the masculine

includes the feminine, the singular includes the plural, and the plural includes the singular.

        (c)     Unless the context indicates otherwise, the words

"herein," "hereof," "hereunder," and words of similar import refer to the Plan as a whole and not only to the section in which they appear.

   16.9  Text Controls.  Headings and titles are for convenience only and the text will control in all matters.

   16.10 Applicable State Law.  To the extent that state

law applies, the provisions of the Plan will be construed,

enforced and administered according to the laws of the State of

Georgia.

   16.11  Plan Administration Expenses.  All reasonable Plan

administration expenses shall be paid out of the Trust Fund;

provided that the obligation of the Trust Fund to pay such

expenses shall cease to exist to the extent such expenses are paid by an Employer or are paid to the Trust Fund as a

reimbursement by an Employer.  This provision shall be deemed to apply to any contract or arrangement to provide for expenses of plan administration without regard to whether or not the

signatory or party to such contract or arrangement is, as a

matter of administrative convenience, an Employer.  Any

reasonable plan administration expense paid to the Trust Fund by an Employer as a reimbursement shall not be considered an

Employer contribution and shall not be credited to Participants'

Accounts.  The Plan Administrator shall only direct the Trustee to pay Plan administration expenses from the Trust Fund upon the written direction of Amoco.

   16.12 Voting and Tendering of Amoco Stock.

        (a) For the purposes of voting or responding to bona

fide offers with respect to the Amoco Corporation Stock held by the Plan, each Participant and Beneficiary of a deceased

Participant whose Accounts are invested in whole or in part in the Amoco

Stock Fund shall be a "named fiduciary" within the meaning of

Section 403(a)(1) of ERISA.  The Trustee shall follow the proper instructions, which instructions shall be held by the Trustee in strict confidence, of the Participants and Beneficiaries with respect to such Amoco Corporation stock in the manner described in this Section 16.

        (b) Before each annual or special meeting of Amoco

Corporation, there shall be sent to each Participant or

Beneficiary to whom Amoco Corporation stock is allocated a copy of the proxy solicitation material for the meeting, together with a form requesting instructions to the Trustee on how to vote the

Amoco Corporation stock allocated to his Accounts.  Upon receipt of such instructions, the Trustee shall vote the Amoco

Corporation stock as instructed.

        (c) The Trustee shall vote Amoco Corporation stock

for which no voting instructions are timely received to the

extent required by law in its uncontrolled discretion.

        (d) In the event that a bona fide offer (such as a

tender offer or exchange offer) shall be made to acquire any

Amoco Corporation Employer stock held by the Trustee, each

Participant or Beneficiary of a deceased Participant shall be entitled to direct the Trustee as to the disposition of the Amoco

Corporation stock (including fractional shares) allocated to his

Accounts, and to direct the Trustee to take other solicited action on his behalf(including the voting of such Stock) with respect to the Amoco Corporation stock allocated to this account.  Amoco, with the cooperation of the Trustee, shall use its best efforts to provide each Participant or Beneficiary to whom this paragraph may apply with a copy of any offer solicitation material generally

available to members of the public who hold the Amoco Corporation stock affected by the offer, or with such other written

information as the offeror may provide.   Such material shall be

provided with a form requesting instructions to the Trustee as to the disposition under the offer of the Amoco Corporation stock allocated to each Account.  Upon receipt of such instructions from the Participant or Beneficiary, the Trustee shall respond to the offer in accordance with such instructions with respect to the Amoco Corporation stock allocated to the Account.

        (e) The Trustee shall respond to an offer described

in subsection (d) with respect to Amoco Corporation stock for which no instructions are timely received to the extent required by law in its uncontrolled discretion.

   16.13 Action by Company.  Any action required or

permitted to be taken by Amoco (or a participating Employer)

under the Plan shall be by resolution of its Board of Directors,

by resolution of a duly authorized committee of its Board of

Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

                          SUPPLEMENT A

               Special Rules for Top-Heavy Plans


   A-1. Purpose and Effect. The purpose of this Supplement A is to comply with the requirements of Section 416 of the Internal Revenue Code. The provisions of this Supplement A shall be effective for each Plan Year in which the Plan is a "top-heavy plan" within the meaning of Section 416(g) of the Internal Revenue Code.


   A-2. Top-Heavy Plan. In general, the Plan will be a top-heavy plan for any Plan Year if, as of the last day of the preceding Plan Year (the "determination date"), the aggregate account balances of Participants who are key employees (as defined in Section 416(i)(1) of the Internal Revenue Code) exceed 60 percent of the aggregate account balances of all Participants. In making the foregoing determination, the following special rules shall apply:

          (a)   A Participant's account balances
                shall be increased by the aggregate
                distributions, if any, made with respect to the Participant during the 5-year period ending on the determination date.

          (b)   The account balances of a Participant
                who was previously a key employee, but who is no longer a key employee, shall be disregarded.

          (c)   The accounts of a beneficiary of a
                Participant shall be considered accounts of the Participant.

          (d)   The account balances of a Participant
                who did not perform any services for the company during the 5-year period ending on the determination date shall be disregarded.


   A-3. Key Employee. In general, a "key employee" is an employee who, at the time during the 5-year period ending on the determination date, is:

          (a)   an officer of Amoco receiving annual
                compensation greater than 50% of the
                limitation in effect under Section
                415(b)(1)(A) of the Internal Revenue Code;
                provided, that for purposes of this
                subparagraph (a), no more than 50 employees of Amoco (or if lesser, the greater of employees or 10 percent of the employees) shall be treated as officers;

          (b)   one of the ten employees receiving
                annual compensation from Amoco of more than the limitation in effect under Section
                415(c)(1)(A) of the Internal Revenue Code and owning both more than 1/2 percent interest and the largest interest in Amoco;

          (c)   a 5 percent owner of Amoco; or

          (d)   a 1 percent owner of Amoco receiving
                annual compensation from Amoco of more than $150,000.

   A-4. Minimum Vesting. For any Plan Year in which the Plan is a top-heavy plan, a Participant's vested percentage in his company contribution account shall not be less than the percentage determined under the following table:

Years of Service       Vested Percentage
Less than 2            0
2                      20
3                      40
4                      60
5                      80
6 or more              100

If the foregoing provisions of this paragraph A-4 become effective, and the Plan subsequently ceases to be a top-heavy plan, each Participant who has then completed three or more years of service may elect to continue to have the vested percentage of his company contribution account determined under the provisions of this paragraph A-4.


   A-5. Minimum Company Contribution. For any Plan Year in which the Plan is a top-heavy plan, the company contributions, if any, credited to each Participant who is not a key employee shall not be less than three percent of such Participant's compensation for that year. In no event, however, shall the company contributions credited in any year to a Participant who is not a key employee (expressed as a percentage of such Participant's compensation) exceed the maximum company contribution and remainders credited in that year to a key employee (expressed as a percentage of such key employee's compensation up to $150,000).


   A-6. Maximum Earnings. For any Plan Year in which the Plan is a top-heavy plan, a Participant's earnings in excess of $150,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue for that Plan Year) shall be disregarded for purposes of subsection 5.5 of the Plan.


   A-7. Aggregation of Plans.  In accordance with Section
416(g)(2) of the Internal Revenue code, other plans maintained by Amoco may be required or permitted to be aggregated with this Plan for purposes of determining whether the Plan is a top-heavy plan.


   A-8. No Duplication of Benefits. If Amoco maintains more than one plan, the minimum company contribution otherwise required under the paragraph A-5 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum contributions or benefits.



   A-9. Adjustment of Combined Benefit Limitations. For any Plan Year in which the Plan is a top-heavy plan, the determination of the defined contribution plan fraction and defined benefit plan fraction under subsection 5.4 of the Plan shall be adjusted in accordance with the provisions of Section 416(h) of the Internal Revenue Code.


   A-10. Use of Terms. All terms and provisions of the Plan shall apply to this Supplement A, except that where the terms and provisions of the Plan and this Supplement A conflict, the terms and provisions of this Supplement A shall govern.

                AMOCO FABRICS AND FIBERS COMPANY
                      CONSENT ACTION OF THE
                       BOARD OF DIRECTORS
                        October 15, 1996

     Action by Consent of Directors, Amoco Fabrics and Fibers

Company, ("the Company") effective October 15, 1996.

     We, the undersigned, being all of the Directors of the

Company, do hereby waive call, notice, meeting and vote and do hereby consent to, confirm and verify the following corporate action pursuant to authority vested by Delaware General

Corporation Law, Section 141(f):


                Amoco Fabrics and Fibers Company
                   Hourly 401(k) Savings Plan

     WHEREAS, Amoco Fabrics and Fibers Company maintains the Amoco Fabrics and Fibers Company Hourly 401(k) Savings Plan ("Plan"); and
     WHEREAS, the first amendment of the Plan as Amended and Restated effective January 1, 1996 is now considered desirable;
     NOW, THEREFORE, BE IT
     RESOLVED, that pursuant to the power reserved the Company under subsection 12.1 of the Plan, the Plan is hereby amended, effective November 1, 1996, as reflected on Attachment A.
     FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized to take such actions as they may deem necessary or appropriate to carry out the intent and purpose of the foregoing resolution.

                Amoco Fabrics and Fibers Company
                  Salaried 401(k) Savings Plan

     WHEREAS, Amoco Fabrics and Fibers Company maintains the Amoco Fabrics and Fibers Company Salaried 401(k) Savings Plan ("Plan"); and
     WHEREAS,  the  first  amendment  of  the  Plan  is  now
     considered desirable;
     NOW, THEREFORE, BE IT
     RESOLVED, that pursuant to the power reserved the Company under subsection 12.1 of the Plan, the Plan is hereby amended, effective November 1, 1996, as reflected on Attachment B.
     FURTHER RESOLVED, that the officers of the Company be and they hereby are authorized to take such actions as they may deem necessary or appropriate to carry out the intent and purpose of the foregoing resolution.





                                   F. G. Andrusko



                                   B. J. Armistead



                                   J. Stover


          The undersigned Assistant Secretary does hereby certify that the signatories to the above instrument are, as of the date hereof, all of the Directors of the Company.



                                   Assistant Secretary

                                                     Attachment B
                          Amendment to
                Amoco Fabrics and Fibers Company
                  Salaried 401(k) Savings Plan

1.    By  substituting for Section 2.4 of the Plan the  following new Section 2.4:
          "2.4  "Applicable Compensation" means amounts  paid  by
     Amoco or an Affiliated Company to an Employee who is eligible to participate as (i) basic salary and wages, including forms of base pay delivered in alternative forms such as piecework; payment by mileage for drivers; overtime; and shift differentials, (ii) pay-in-lieu of vacation, (iii) commissions, (iv) variable incentive payments, (v) bonuses in the year received while an Employee, including foreign service premium payments made prior to January 1, 1997, (vi) lump sum performance awards, and (vii) amounts contributed on behalf of the Employee to a cafeteria plan or a cash or deferred arrangement and not included in the Employee's gross income for federal income tax purposes under Section 125 or 402(e)(3) of the Code, but excluding (i) sign-on, retention, severance and separation payments, (ii) reward and recognition payments, (iii) remuneration received attributable to moving and educational expenses, (iv) expense allowances and reimbursement for federal income tax purposes, and (vi) any other items of remuneration.

     For any Plan Year beginning on or after January 1, 1996, the amount of Applicable Compensation taken into account under the Plan for any Participant will not exceed $150,000 or such greater amount as may be determined by the Commissioner of Internal Revenue for that year. In determining the compensation of a Participant for purposes of this limitation, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family"
     shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If as a result of the application of such rules the adjusted annual compensation limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

     If compensation for any prior determination period is taken into account in determining a Participant's allocations for the current Plan Year, the compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that prior period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1996, the annual compensation limit in effect for determination periods beginning before that date is $150,000 (as adjusted in accordance with Code Section 401(a)(17))."

2.    By  adding the following new Section 2.26 immediately after
Section 2.25:
          "2.26      "Employee" means a person who is an employee
     of Amoco or an Affiliated Company."

3. By substituting for Section 3.1 of the Plan the following new Section 3.1:
          "3.1 Eligible Class. Each Salaried Employee employed by an Employer who is remunerated in U. S. Currency through an Employer's payroll system, who is classified as an employee by an Employer and who has not been specifically excluded pursuant to his Employer's participation agreement is in the eligible class, except the following:
          (a) a Salaried Employee who is represented by a union unless the union and the Employer have entered into a collective bargaining or other agreement that provides that the Salaried Employee shall participate in the Plan; or
          (b) a Salaried Employee who is a nonresident alien (within the meaning of Code Section 7701(b)(1)(B)) and who receives no earned income (within the meaning of Code
     Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)); or
          (c) a Salaried Employee who is employed by an Employer pursuant to an agreement that provides that the individual shall not be eligible to participate in the Plan."

4.    By adding the following new Section 16.14 immediately after
Section 16.13:
          "16.14       Uniformed    Services    Employment    and
     Reemployment Rights Act of 1994 ("USERRA"). Notwithstanding any provision of the Plan to the contrary, any Participant or Eligible Employee who is reemployed by an Employer after serving in the United States military within the time period prescribed by USERRA on or after December 12, 1994 shall be treated as not having incurred a break in service due to military service. Such reemployed individual shall have up to three times his period of military service to make missed Participant contributions, not to exceed five years. The Employer will make the applicable Company Matching Contributions with respect to any Participant contributions made pursuant to this Section. No interest will be charged on either the Participant and Company Matching Contributions, and the Participant will not be credited with interest or earnings that would have been earned on such contributions."